CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement for The Henssler Funds of all references to our firm included in or made a part of this Amendment.



   /s/ McCurdy & Associates CPA's, Inc.
   McCurdy & Associates CPA's, Inc.
   June 5, 1998